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                                      EXHIBIT 23

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                            INDEPENDENT AUDITORS' CONSENT



THE BOARD OF DIRECTORS
OF CIBER, INC:


We consent to the incorporation by reference herein of our report dated August 1, 1997, except as to Note 13(b), which is as of August 21, 1997, relating to the consolidated balance sheets of CIBER, Inc. and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the June 30, 1997 annual report on Form 10-K of CIBER, Inc. and which report is no longer appropriate since supplemental consolidated financial statements giving effect to business combinations accounted for as poolings of interests have been included in the Form 8-K of CIBER, Inc. filed on March 30, 1998. We also consent to the incorporation by reference herein of our report dated March 27, 1998 with respect to the supplemental consolidated balance sheets of CIBER, Inc. and subsidiaries as of June 30, 1997 and 1996, and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the Form 8-K of CIBER, Inc. filed on March 30, 1998.



                                   /s/ KPMG Peat Marwick LLP
                                   KPMG PEAT MARWICK LLP


Denver, Colorado
July 13, 1998